UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2018

HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	001-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Wood Road, Braintree, MA	02184
(Address of principal executive offices)	(Zip Code)
 Registrant’s telephone number, including area code  781-848-7100
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.
(a)
The information set forth under Item 5.03 is hereby incorporated by reference into this Item 3.03.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
On July 26, 2018, the Board of Directors of Haemonetics Corporation (the “Company”) accepted Susan Bartlett Foote’s retirement as a director effective as of the commencement of the Company's 2018 Annual Meeting of Shareholders. Ms. Foote submitted, and the Board of Directors accepted, her resignation pursuant to the Company's mandatory retirement policy for directors, which requires a director to (subject to the Board of Directors’ waiver) retire as a director as of the first annual shareholders meeting following such director's 72nd birthday. Ms. Foote’s retirement is not the result of any disagreement with the Company, and the Company extends its deep appreciation to Ms. Foote for her many years of service.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a)
As described in Item 5.07 below, on July 26, 2018, the shareholders of the Company approved amendments to the Company’s Restated Articles of Organization (the “Charter”) and By-Laws to reduce certain super-majority voting requirements to a majority voting standard. The Charter amendments approved by the shareholders reduce, from a super-majority to a majority of the outstanding shares entitled to vote, the shareholder vote required to change or repeal (a) Article 6, Section II of the Charter relating to the classified structure of the Board of Directors and (b) Article 6, Section IV.(F) of the Charter relating to the approval of mergers, asset sales and certain other business transactions with “interested stockholders” (generally, holders of more than 10% of the outstanding shares of the Company's common stock). The By-Law amendments approved by the shareholders reduce, from a super-majority to a majority of outstanding shares entitled to vote, (a) the share ownership threshold required to call a special meeting of shareholders (Article III of the By-Laws) and (b) the shareholder vote required to change or repeal certain By-Law provisions relating to the rules for conducting annual shareholder meetings and procedures for, among other things, director elections, resignations and removals (Article XXXII of the By-Laws). The proposals for the foregoing Charter and By-Law amendments were disclosed in the Company’s definitive proxy statement that was filed with the Securities and Exchange Commission on June 12, 2018.
On July 26, 2018, the Company filed Articles of Amendment with the Massachusetts Secretary of the Commonwealth to effect the foregoing Charter amendments. The By-Law amendments became effective upon approval by the shareholders at the 2018 Annual Meeting of Shareholders. A full and complete copy of the Charter, as amended, and the Articles of Amendment are filed herewith as Exhibits 3.1 and 3.2, respectively. The By-Laws, as amended, along with a copy marked to show changes from the prior By-Laws, are filed herewith as Exhibits 3.3 and 3.4, respectively. The foregoing description of the amendments to the Charter and By-Laws is qualified in its entirety by reference to the full and complete copies of the Charter and By-Laws filed herewith, which are incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company’s 2018 Annual Meeting of Shareholders was held on Thursday, July 26, 2018. Of the 52,206,831 shares outstanding and entitled to vote at the meeting, 47,739,274 shares were represented at the meeting, constituting a quorum of 91.44%.

The results of the votes for each proposal considered at the meeting are set forth below:
1.The shareholders elected each of Catherine M. Burzik, Ronald G. Gelbman and Richard J. Meelia as Class I directors with terms expiring in 2021 based upon the following votes:

Nominees	For	Withhold	Broker Non-Votes
Catherine M. Burzik	45,706,425	159,703	1,873,146
Ronald G. Gelbman	44,306,771	1,559,357	1,873,146
Richard J. Meelia	45,681,238	184,890	1,873,146
2.    The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers based upon the following votes:

For	Against	Abstain	Broker Non-Votes
44,534,445	1,293,730	37,953	1,873,146
3.    The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 30, 2019 based upon the following votes:

For	Against	Abstain
47,366,893	342,425	29,956
4.    The shareholders approved amendments to the Charter and By-Laws to reduce certain super-majority voting requirements to a majority voting standard based upon the following votes:

For	Against	Abstain	Broker Non-Votes
45,802,865	43,566	19,697	1,873,146
5.    The shareholders approved a non-binding shareholder proposal to elect each director annually based upon the following votes:

For	Against	Abstain	Broker Non-Votes
44,196,650	1,632,038	37,440	1,873,146
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
3.1	Restated Articles of Organization of Haemonetics Corporation, reflecting Articles of Amendment dated August 23, 1993, August 21, 2006 and July 26, 2018
3.2	Articles of Amendment, dated July 26, 2018, to Restated Articles of Organization of Haemonetics Corporation
3.3	By-Laws of Haemonetics Corporation, effective July 26, 2018
3.4	By-Laws of Haemonetics Corporation, effective July 26, 2018, with changes made as of July 26, 2018 shown in marked text

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION

Date: July 31, 2018	By:	/s/ Christopher Simon
	Name:	Christopher Simon
	Title:	President and Chief Executive Officer